TG Therapeutics, Inc. Announces First Quarter 2013 Financial Results and Business Update

Investor Conference Call to be held Tomorrow, Tuesday, May 14, 2013 at 8:30am EDT

New York, NY, (May 13, 2013) – TG Therapeutics, Inc. (TGTX), an innovative clinical-stage biopharmaceutical company focused on the acquisition, development, and commercialization of medically important pharmaceutical products for the treatment of cancer and other underserved therapeutic needs, today announced its results for the first quarter ended March 31, 2013 and recent company developments.

Financial Results for the First Quarter 2013

At March 31, 2013 the Company had cash and cash equivalents of $15.2 million, as compared to $16.5 million at December 31, 2012.

The consolidated net loss for the first quarter ended March 31, 2013 was $3.7 million, or $0.17 per share, compared to a consolidated net loss of $17.4 million during the comparable quarter in 2012, representing a decrease in consolidated net loss of $13.7 million. Included in the consolidated net loss for the quarter ended March 31, 2012 was $16.6 million in noncash stock expense associated with an in-licensing arrangement recorded in conjunction with the license for TG-1101. This decrease in noncash stock expense associated with an in-licensing arrangement was partially offset by an increase in other research and development expenses of $1.1 million, principally related to the TG-1101 and TGR-1202 clinical development programs. The consolidated net loss for the first quarter ended March 31, 2013 included $1.9 million of non-cash compensation expense related to equity incentive grants.

Recent Developments & Highlights

•	Data for TG-1101 to be presented at the American Society of Clinical Oncology (ASCO) Annual Meeting being held in Chicago, Illinois (May 31 – June 4, 2013). The following abstract was accepted for poster presentation:

o	A phase I dose-escalation trial of ublituximab (TG-1101), a novel anti-CD20 monoclonal antibody (mAb), for rituximab relapsed/refractory b-cell lymphoma patients ( Abstract #8575)

•	Pre-clinical data for the combination of TG-1101 and TGR-1202 to be presented at the 12th International Conference on Malignant Lymphoma being held in Lugano, Switzerland (June 19 – 22, 2013). The following abstract was accepted for oral presentation:

o	Novel PI3K-Delta Inhibitors Demonstrated Marked Cytotoxicity in T Cell Lymphoma Models and Were Synergistic with A Novel Anti-CD20 mAb, Ublituximab, in Lymphoma Models (Abstract #038)

•	Data for both TG-1101 and TGR-1202 to be presented at the 18th Congress of EHA (European Hematology Association) being held in Stockholm, Sweden (June 13 – 16, 2013).

2013 Milestones

Our planned upcoming clinical milestones include the following:

TG-1101:

•	Continue enrollment into the single agent NHL study to better define the clinical activity of TG-1101 in NHL and CLL

•	Complete enrollment into the dose escalation component of the TG-1101+Revlimid® combination study and begin enrolling at least one expansion cohort

•	Present available clinical data from both studies at the American Society of Hematology (ASH) Meeting in December 2013

TGR-1202:

•	Complete enrollment into the dose escalation component of the single agent study in Q3 2013

•	Present first-in-human pharmacokinetic data from the dose escalation component of the single agent study in Q3 2013

•	To the extent active and well tolerated doses are identified, open expansion cohorts in the TGR-1202 single agent, as well as open any future combination studies

•	Present available clinical data at the ASH Meeting in December 2013

Michael S. Weiss, the Company's Executive Chairman and Interim Chief Executive Officer, stated, "During the first quarter, we continued to work diligently on our clinical programs. We announced the opening of expansion cohorts for our single agent study of TG-1101 based on some very promising early clinical results observed. We were also very excited to initiate the first-in-human study of TGR-1202, our novel PI3K delta inhibitor.” Mr. Weiss continued, “For the remainder of 2013, we are focused on aggressively enrolling patients into our ongoing clinical trials and look forward to presenting additional incremental clinical data over the course of the year at various medical conferences, culminating with what we hope will be a robust data presentation for both of our drug candidates at ASH in December.”

The Company will host an investor conference call tomorrow, Tuesday, May 14, 2013, at 8:30am EDT, to discuss the Company’s first quarter 2013 financial results and provide a business outlook for the remainder of 2013.

In order to participate in the conference call, please call 1-877-407-8029 (U.S.), 1-201-689-8029 (outside the U.S.), Conference Title: TG Therapeutics First Quarter 2013 Earnings Call. The audio recording of the conference call will be available for replay at www.tgtherapeutics.com, for a period of 30 days after the call.

ABOUT TG THERAPEUTICS, INC.

TG Therapeutics is an innovative, clinical-stage biopharmaceutical company focused on the acquisition, development and commercialization of medically important pharmaceutical products for the treatment of cancer and other underserved therapeutic needs. Currently, the company is developing two therapies targeting hematological malignancies. TG-1101 (ublituximab) is a novel, third generation monoclonal antibody that targets a specific and unique epitope on the CD20 antigen found on mature B-lymphocytes. TG Therapeutics is also developing TGR-1202, an orally available PI3K delta inhibitor. The delta isoform of PI3K is strongly expressed in cells of hematopoietic origin and is believed to be important in the proliferation and survival of B-lymphocytes. Both TG-1101 and TGR-1202 are in clinical development for patients with hematologic malignancies. TG Therapeutics is headquartered in New York City.

Cautionary Statement

Some of the statements included in this press release, particularly those anticipating future clinical trials and business prospects for TG-1101 and TGR-1202 may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: our ability to successfully and cost-effectively complete pre-clinical and clinical trials for TG-1101 and TGR-1202; the risk that early clinical results that supported our decision to move forward into expansion cohorts will not be reproduced once additional patients are treated with TG-1101; the risk that the data (both safety and efficacy) from future clinical trials will not coincide with the data produced from prior pre-clinical and clinical trials; our ability to achieve the milestones we project over the next year; our ability to manage our cash in line with our projections, and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.tgtherapeutics.com. The information found on our website is not incorporated by reference into this press release and is included for reference purposes only.

TGTX - G

CONTACT:

Jenna Bosco

Director- Investor Relations

TG Therapeutics, Inc.

Telephone: 212.554.4484

Email: ir@tgtxinc.com

TG Therapeutics, Inc.

Selected Consolidated Financial Data

Statements of Operations Information (Unaudited):

	Three Months Ended March 31,
	2013	2012
License revenue	$38,095	$–

Costs and expenses:
Research and development:
Noncash stock expense associated with in-licensing agreement	–	16,578,000
Noncash compensation	354,703	–
Other research and development	1,215,202	163,353
Total research and development	1,569,905	16,741,353

General and administrative:
Noncash compensation	1,530,774	188,509
Other general and administrative	651,457	455,492
Total general and administrative	2,182,231	644,001

Total costs and expenses	3,752,136	17,385,354

Operating loss	(3,714,041)	(17,385,354)

Other (income) expense:
Interest income	(1,502)	(3,668)
Interest expense	231,472	220,149
Change in fair value of notes payable	(270,400)	(205,297)
Total other (income) expense	(40,430)	11,184

Consolidated net loss	(3,673,611)	(17,396,538)

Net loss attributable to non-controlling interest	–	(7,140,448)
Net loss attributable to TG Therapeutics, Inc. and subsidiaries	$(3,673,611)	$(10,256,090)

Basic and diluted net loss per common share	$(0.17)	$(2.03)

Weighted average shares used in computing basic and diluted net loss per common share	21,953,803	5,061,399

Balance Sheet Information:

	March 31, 2013	December 31, 2012*
	(unaudited)
Cash and cash equivalents	$15,188,167	$16,455,995
Total assets	21,386,785	22,074,037
Accumulated deficit	(22,599,404)	(18,925,793)
Total equity	14,699,087	15,550,301

* Condensed from audited financial statements.